Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2003, with respect to the consolidated financial statements and schedule of American Reprographics Holdings, L.L.C. included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-119788) and related Prospectus of American Reprographics Company dated February 3, 2005.

/s/ Ernst & Young LLP

Woodland Hills, California

February 2, 2005